Exhibit 10.27A

LEASE AMENDMENT  NO.  1

THIS LEASE AMENDMENT NO. 1 (this  "Amendment'') is made and entered into as of December 1,  2004 (the "Effective Date"), by and between Corporate Center Phase II Limited Partnership, a Delaware limited partnership ("Landlord"), and Conexis Benefits Administrators,  L.P., a Texas limited partnership ("Tenant"). All terms used herein and not otherwise defined shall have the meanings given to them in the  hereinafter recited Lease.

Recitals

A. By lease dated with a lease reference date of August 2,  2004 made between Landlord and Tenant (the "Lease"),  the premises  therein and herein described as the "Premises" with a street address currently known as 6191 N. State Highway 161,  Suites 300 and 400, Irving, Texas 75038 were leased to Tenant upon the terms and subject to the conditions contained in the Lease.

B.	Landlord and Tenant have agreed to amend the Lease as set forth below.

Agreement

NOW, THEREFORE, for and in consideration of the foregoing recitals,  Ten and Noll 00 Dollars ($10.00) in hand paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby  acknowledged ,  Landlord and Tenant hereby acknowledge  and agree to the following:

1. Commencement Date/Termination Date. The actual Commencement Date under the Lease is confirmed as November 1, 2004. The Termination Date is confirmed as October 31, 2015.

2.           Tenant's  Proportionate   Share.      Tenant's  Proportionate  Share with  respect  to the Initial Premises is  confirmed as 29.32% .

3.  Increase  of  Tenant  Improvement  Allowance.   The  Tenant  Improvement Allowance for the Initial Premises is  increased by  the sum of $527,651.00, which shall be paid by Landlord in accordance with Paragraph 8 in Exhibit B to the Lease. The last sentence in said Paragraph 8 in Exhibit B to the Lease is  of no further force or effect and is  hereby deleted in its entirety.

4.Rent.

(a) The schedule of the Annual  Rent and the Monthly Installment of Rent for the Initial Premises as set forth on the Reference Pages  is deleted in its  entirety,  and the following is substituted therefor:

DALLAS: 74008.00013: 1347227v3

Period		Rentable Square Footage	Annual Rent	Monthly Installment of Rent
from	through
11/1/04	10/31/05	58,690	$65,642.16	$5,470. l 8+E
11/1/05	10/31/06	58,690	$1,078,044.70	$89,837.06+E
11/1/06	10/31/07	58,690	$1,107,389.60	$92,282.47+E
11/1/07	10/31/08	58,690	$1,136,734.60	$94,727.89+E
11/1/08	10/31/09	58,690	$1,180,752.10	$98,396.01 +E
11/1/09	10/31/10	58,690	$1,210,097. 10	$100,84 1.43+E
11/1/10	10/31/11	58,690	$1,239,442.20	$103,286.85+E
11/1/11	10/31/12	58,690	$1,239,442.20	$103,286.85+E
11/1/12	10/31/13	58,690	$1,268,787.10	$105,732.26+E
11/1/13	10/31/14	58,690	$1,268,787. 10	$105,732.26+E
11/1/14	10/31/15	58,690	$1,298,132.l0	$108, I77.68+E

*  +E  =  plus Electric

(b) The schedule of the Annual Rent and the Monthly Installment of Rent for the First Must-Take Space as set forth on the Reference Pages is  deleted in its entirety, and the following is substituted therefor:

Period		Rentable Square Footage	Annual Rent	Monthly Installment of Rent
from	through
11/1/06	10/31/07	13,476	$308,210.16	$25,684. l 8+E
11/1/07	10/31/08	13,476	$314,948.16	$26,245.68+E
11/1/08	10/31/09	13,476	$325,055.16	$27,087.93+E
11/1/09	10/31/10	13,476	$331,793.16	$27,649.43+E
11/1/10	10/31/11	13,476	$338,531.16	$28,210.93+E
11/1/11	10/31/12	13,476	$338,531.16	$28,210.93+E
11/1/12	10/31/13	13,476	$345,269.16	$28,772.43+E
11/1/13	10/31/14	13,476	$345,269.16	$28,772.43+E
11/1/14	10/31/15	13,476	$352,007.16	$29,333.93+E

(c) The schedule  of the Annual Rent and the Monthly Installment of Rent for the Second Must-Take Space as set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

Period		Rentable Square Footage	Annual Rent	Monthly Installment of Rent
from	through
11/1/2007	10/31/2008	15,869	$363, 185.88	$30,265.49+E
11/1/2008	10/31/2009	15,869	$375,087.72	$31,257.31+E
11/1/2009	10/31/2010	15,869	$383,022.12	$31,918.5l+E
11/1/2010	10/31/2011	15,869	$390,956.64	$32,579.72+E
11/1/2011	10/31/2012	15,869	$390,956.64	$32,579.72+E
11/1/2012	10/31/2013	15,869	$398,891.16	$33,240.93+E
11/1/2013	10/31/2014	15,869	$398,891.16	$33,240.93+E
11/1/2014	10/31/2015	15,869	$406,825.68	$33,902.14+E

DALLAS: 74008.00013: 1347227v3

5. Surviving Obligations.  All obligat ions of Tenant under the Lease not fully  performed as of the expiration or earlier termination of the Lease Term shall survive the expiration or earlier termination of the Lease Term.

6. Severability.  If any term or provision of this Amendment, or the application thereof to any person or circumstance shall to  any extent be invalid or unenforceable ,  the remainder of this  Amendment, or the application of such provision to persons or circumstances other than those as to which it is  invalid or unenforceable, shall not be affected thereby. Each provision of this Amendment shall be valid and shall be enforceable to the extent permitted by law.

7.Brokerage.  Tenant warrants  that it has  not dealt with any broker or agent in connection with the negotiation or execution of this Amendment except CB Richard Ellis, Inc.. Tenant acknowledges that Landlord has no liability  to pay  commissions or other compensation to any broker or agent in respect of this Amendment, and Tenant shall indemnify Land lord against all costs, expenses, attorneys' fees, and other liability  for commissions or other compensation claimed by any broker or agent claiming the same by, through,  or under Tenant in respect of this Amendment.

8. Interpretation.  Landlord and Tenant agree that each party and its  legal counsel has reviewed or had the opportunity to review this  Amendment and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in any construction or interpretation of this Amendment

9. Ratification.  Landlord and Tenant hereby ratify and affirm the Lease and agree that the Lease is  and shall remain in full force and effect in accordance with all terms  contained therein, except as expressly amended hereby.

10.Counterparts.  This Amendment may be executed in any number of identical counterparts each of which shall be deemed to be an original and all, when taken together, shall constitute one and the same instrument.

[Signature Page Follows]

DALLAS: 74008.00013: 1347227v3

IN WITNESS WHEREOF, this Amendment is hereby executed as of the Effective Date.

LANDLORD:

By: Colinas Corporate Center Phase II LLC, a Delaware limited liability company, its General Partner

By: RREEF Management Company, a Delaware corporation, its agent

By: [signature]

Name: Jay Jehle

Title: Vice President

By: Kim Boudreau

Name: Kim Boudreau

Title: District Manager

Dated: 1/13, 2005

TENANT:

CONEXIS BENEFITS ADMINISTRATORS, L.P., a Texas limited partnership

By: CONEXIS, LLC, a Delaware limited liability company, its General Partner

By: R Godeke

Name: RAYMOND D. GODEKE

Title: PRESIDENT

Dated: 1/9, 2005